Exhibit 10.15

TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT is made and entered into this 23rd of October, 2017 (the “Effective Date”), by and among Alpha Natural Resources (“ANR”), on behalf of itself and its affiliates, Contura Energy, Inc. (“Contura”) and the Kentucky Energy and Environmental Cabinet, Department for Natural Resources (the “Department” and collectively with ANR and Contura, the “Parties”);
WHEREAS, on July 12, 2016, the Parties entered into a Permitting and Reclamation Plan Settlement Agreement for the Commonwealth of Kentucky (the “Settlement Agreement”), attached hereto as Exhibit 1, to define the terms and framework for accomplishing mine land reclamation and associated environmental restoration in Kentucky on permits previously issued to ANR and its subsidiaries (the “Kentucky Permits”);
WHEREAS, on July 12, 2016, the Parties also entered into a Reclamation Funding Agreement to provide certain funding for the reclamation, mitigation, water treatment and management work to be done on the Kentucky Permits (the “Reclamation Funding Agreement”);
WHEREAS, ANR subsequently sold the Kentucky Permits to a third party buyer (“Purchaser”); and
WHEREAS, the Department will transfer the Kentucky Permits to Purchaser in response to complete permit transfer applications when the Department deems such applications to meet all requirements for transfer pursuant to Kentucky Revised Statutes Chapter 350 and the regulations promulgated thereto;
NOW THEREFORE, in consideration of the foregoing, the Parties hereto agree as follows:
1.Termination of Settlement Agreement. Because the Settlement Agreement solely addresses the reclamation and restoration of the Kentucky Permits, which permits will no longer be held by ANR, the Settlement Agreement should be and is hereby terminated; provided, however, that ANR shall remain fully responsible for complying with the Kentucky Permits and retain liability for same until such permits are transferred to Purchaser. For the avoidance of doubt, the termination of the Settlement Agreement does not alter or affect the releases previously granted in Paragraph 8 of the Settlement Agreement.
2.Termination of Obligations Under Reclamation Funding Agreement. Because the Reclamation Funding Agreement solely requires the funding of reclamation on the Kentucky Permits in the Commonwealth of Kentucky and because the Kentucky Permits will no longer be held by ANR, the obligations of the Parties under the Reclamation Funding Agreement, as they relate to the Kentucky Permits and the Commonwealth of Kentucky, should be and are hereby terminated. The Parties will cooperate with the other parties to the Reclamation Funding Agreement, including the States of Tennessee, Illinois and West Virginia and the Commonwealth of Virginia, as necessary, to reallocate funding under the Reclamation Funding Agreement.

3.Successors and Assigns. The provisions of this Termination Agreement shall be binding on the Parties and their successors and assigns, including any trustee appointed under the Bankruptcy Code and shall inure to the benefit of the Parties and their successors and assigns.
4.Entire Agreement. This Termination Agreement, together with all documents and other agreements referenced herein, constitutes the entire agreement and understanding among the Parties with respect to the subject matter hereof, and there are no representations, understandings, or agreements relative hereto which are not fully expressed herein or therein.
5.Governing Law. This Termination Agreement shall be governed by and construed under the laws of the Commonwealth of Kentucky without regard for the conflict of laws provisions thereof.
6.Authority and Validity. Each Party otherwise represents, warrants and acknowledges that: (a) it has all the requisite authority to execute and deliver this Termination Agreement; (b) such Party's execution and delivery of, and performance under, this Termination Agreement and the other documents and instruments contemplated hereby to which it is contemplated to be a party and the consummation of the transactions contemplated herein and therein have been duly authorized by all necessary action, and no other action or proceeding is necessary to authorize and approve this Termination Agreement or the other documents and instruments contemplated hereby to which it is contemplated to be a party or any of the transactions contemplated herein or therein; (c) this Termination Agreement has been duly executed and delivered by such Party and constitutes a legal, valid and binding agreement by it, enforceable against it in accordance with the terms of this Termination Agreement; and (d) the execution, delivery and performance by such Party (when such performance is due) of this Termination Agreement does not and shall not (i) violate any provision of law, rule or regulation applicable to it or (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it is a party.
7.No Reliance. Each Party represents and warrants that in entering into this Termination Agreement it is relying on its own judgment, belief and knowledge and, as applicable, on that of any attorney it has Kentucky to represent it in this matter. In entering into this Termination Agreement, no Party is relying on any representation or statement made by any other Party or any person representing such other Party.
8.Modification or Amendment. This Termination Agreement may be modified or amended only by written agreement executed by each of the Parties.
9.Further Assurances. From and after the Effective Date, each of the Parties agrees to use their respective commercially reasonable efforts to execute or cause to be executed and deliver or cause to be delivered all such agreements, instruments and documents and take or cause to be taken all such further actions as may reasonably be necessary from time to time to carry out the intent and purpose of this Termination Agreement and to consummate the transactions contemplated hereby and thereby.

10.Construction. This Termination Agreement has been drafted through a cooperative effort of all Parties, and none of the Parties shall be considered the drafter of this Termination Agreement so as to give rise to any presumption of convention regarding construction of this document. All terms of this Termination Agreement were negotiated at arms'-length, and this Termination Agreement was prepared and executed without fraud, duress, undue influence or coercion of any kind exerted by any of the Parties upon the other.
11.Headings. Titles and headings in this Termination Agreement are inserted for convenience of reference only and are not intended to affect the interpretation or construction of the Termination Agreement.
12.Execution in Counterpart. This Termination Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. All signatures of the Parties to this Termination Agreement may be transmitted by facsimile or by electronic mail, and such transmission will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces and will be binding upon such party.
13.Severability. If any provision of this Termination Agreement is determined to be prohibited or unenforceable, then such provision shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

(Remainder of Page Intentionally Blank; Signatures to Follow)

IN WITNESS WHEREOF, the Parties hereto have executed this Termination Agreement as of the date set forth above.

ALPHA NATURAL RESOURCES, INC., on behalf of itself and its affiliates	KENTUCKY ENERGY AND ENVIRONMENTAL CABINET, DEPARTMENT FOR NATURAL RESOURCES
/s/ Andrew B. McCallister
By: Andrew B. McCallister	/s/ Charles G. Snavely
Its: Senior Vice President, General Counsel and Secretary	By: Charles G. Snavely
Its: Secretary

CONTURA ENERGY, INC.

/s/ Mark M. Manno
By: Mark M. Manno
Its: EVP, General Counsel, Secretary & CPO